                                7,286,000 Shares

                      Brown & Sharpe Manufacturing Company

                              Class A Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------



                                                                October __, 1996


Donaldson, Lufkin & Jenrette
 Securities Corporation
CS First Boston Corporation
 As representatives of the
  several Underwriters
  named in Schedule I hereto
 c/o Donaldson, Lufkin & Jenrette
    Securities Corporation
   277 Park Avenue
   New York, New York  10172

Dear Sirs:

     Brown & Sharpe Manufacturing Company, a Delaware corporation (the "Company"), and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders"), propose to sell an aggregate of 7,286,000 shares of Class A Common Stock par value $1.00 per share of the Company (the "Firm Shares") to the several underwriters named in Schedule I hereto (the "Underwriters"). The Firm Shares consist of 4,000,000 shares to be issued and sold by the Company and 3,286,000 outstanding shares to be sold by the Selling Stockholders. The Company and one of the Selling Stockholders, Finmeccanica S.p.A. ("Finmeccanica"), also propose to sell not more than an aggregate of 1,092,900 additional shares of Class A Common Stock par value $1.00 per share of the Company (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Additional Shares consist of 772,900 shares to be issued and sold by the Company and 320,000 outstanding shares to be sold by Finmeccanica. The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter collectively referred to as the "Common Stock." The Firm Shares and Additional Shares are hereinafter collectively referred to as the "Shares." The Company and the Selling Stockholders are hereinafter collectively referred to as the "Sellers."

     1. Registration Statement and Prospectus.  The Company has prepared and
        -------------------------------------
filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 (No. 333-17051) including a prospectus relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Act, is hereinafter referred to as the Registration Statement; and the prospectus (including any prospectus subject to completion taken together with any term sheet meeting the requirements of Rule 434(b) or Rule 434(a) under the Act) in the form first used to confirm sales of Shares is hereinafter referred as the Prospectus.

     2. Agreements to Sell and Purchase.  On the basis of the representations
        -------------------------------
and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 4,000,000 Firm Shares, (ii) each Selling Stockholder agrees, severally and not jointly, to sell to the several Underwriters the number of Firm Shares equal to the number of Firm Shares set forth opposite such Selling Stockholder's name on Schedule II hereto and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per Share of $_____ (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company and Finmeccanica, severally and not jointly, agree to sell at the Purchase Price up to the number of Additional Shares obtained by multiplying the aggregate number of Additional Shares to be sold on any Option Closing Date (as defined herein) times a fraction, the numerator of which is the aggregate number of Additional Shares set forth opposite such Seller's name on Schedule II and the denominator of which is 1,092,900 and (ii) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate of 1,092,900 Additional Shares from the Company and Finmeccanica at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company and the Attorney-in-Fact (as defined herein) within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased on any Option Closing Date, each Underwriter, severally and not jointly, agrees to purchase from each of the Company and Finmeccanica the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

     3. Terms of Public Offering.  The Sellers are advised by you that the
        ------------------------
Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     4. Delivery and Payment.  Delivery to the Underwriters of and payment for
        --------------------
the Firm Shares shall be made at 10:00 A.M., New York City time, on ________ __, 1996 (the "Closing Date") at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022 or at such place as the parties hereto agree in writing. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Sellers.

     Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to
Section 2 (an "Option Closing Date") at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022 or at such place as the parties hereto agree in writing. Any such Option Closing Date and the form of payment for such Additional Shares may be varied by agreement between Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and the Company.

     Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Sellers in accordance with Section 6(a), for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer or certified or official bank checks payable in Federal funds to the order of the applicable Sellers.

     5. Agreements of the Company.  The Company agrees with you:
        -------------------------

    (a) If necessary, to (i) file (A) an amendment to the Registration Statement or (B) a post-effective amendment to the Registration Statement pursuant to Rule 430A or Rule 462(b) or (c) under the Act, in either case, as soon as practicable after the execution and delivery of this Agreement; (ii) provide evidence satisfactory to the Underwriters of such timely filing; and (iii) use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time.

   (b) To comply fully and in a timely manner with the applicable provisions of Rule 424, Rule 430A and Rule 462 under the Act.

   (c) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (f) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading, or of the necessity to amend or supplement the Registration Statement or Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

   (d) To furnish to you, without charge, three signed copies of the Registration Statement as first filed with the Commission and each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

   (e) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434) of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434) which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

   (f) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

   (g) If, during the period specified in paragraph (f), any event shall occur as a result of which, in the opinion of counsel for the Company or in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file, subject to the provisions of paragraph (e) above, with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each

Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

   (h) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or taxation, other than as to matters and transactions relating to the offer and sale of the Shares, in any jurisdiction where it is not now so subject.

   (i) To mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date (as defined in Rule 158 of the Act) of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

   (j) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each of the Company's fiscal years to the record holders of its Class A Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any, if required by Rule 3-09 of Regulation S-X under the Act), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a condensed consolidated balance sheet, a condensed consolidated statement of operations and a condensed consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any if required by Rule 3-09 of Regulation S-X under the Act) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

   (k) During the period referred to in paragraph (j) above, to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Class A Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

   (l) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (f), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph
(f), (iii) the printing and delivery of this Agreement, the preliminary and final Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration with the Commission of the Shares, (v) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdiction (including in each case fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (vi) filings and clearance with the National Association of Securities Dealers, Inc. ("NASD") in connection with the offering of the Shares (including reasonable fees and disbursements of counsel for the Underwriters in connection therewith), (vii) the listing of the Shares on the New York Stock Exchange (the "NYSE"), (viii) furnishing such copies of the Registration Statement, the preliminary prospectus, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (ix) fees, disbursements and expenses of the Company's counsel and accountants, (x) all expenses with respect to the Selling Stockholders incurred in connection with the registration of the Shares, but excluding all fees and disbursements of counsel for any of the Selling Stockholders and any underwriting discounts and commissions and applicable transfer taxes, if any, which shall be borne by each of the Selling Stockholders as seller of that number of Shares set forth opposite its name on Schedule II hereto and (xi) the performance by the Company of its other obligations under this Agreement.

   (m) To use its best efforts to maintain the inclusion of the Class A Common Stock on the NYSE (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

   (n) Not to issue, register for sale, offer, sell, contract to sell or otherwise dispose of or issue any Common Stock of the Company (or any securities convertible into or exercisable or exchangeable for such Common Stock), or grant any options or warrants to purchase such Common Stock (other than (i) Common Stock sold pursuant hereto, (ii) options granted, and Common Stock issued, pursuant to the Company's 1989 Equity Incentive Plan (the "EIP"), (iii) shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock, par value $1.00 per share (the "Class B Common Stock"), of the Company outstanding on the date hereof, (iv) up to 50,000 shares of Class A Common Stock issued to Diehl GmbH & Co. ("Diehl") pursuant to the Stock Purchase and Transfer Agreement dated March 24, 1994 (the "Diehl Contingent Stock Right") between the Company and Diehl, and (v) Common Stock issued upon exercise of any option outstanding on the date hereof) for a period of 180 days after the date of the Prospectus without the prior written consent of DLJ.

   (o) To use its reasonable best efforts to deliver concurrently with the execution of this Agreement an agreement (each, a "Lock-up Agreement") substantially in the form of Annex II executed by each person listed on Annex I hereto, pursuant to which each such person agrees, not to register for sale, offer, sell, contract to sell or otherwise dispose of any Common Stock of the Company (or any securities convertible into or exercisable or exchangeable for such Common Stock) or grant any option or warrant to purchase such Common Stock, for a period of 180 days after the date of the Prospectus without the prior written consent of DLJ.

   (p) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or its subsidiaries to facilitate the sale or resale of the Shares. Except as permitted by the Act, the Company will not distribute any Registration Statement, preliminary prospectus or Prospectus or other offering material in connection with the offering and sale of the Shares.

   (q) To instruct the transfer agent for the Class A Common Stock in writing on or prior to the Closing Date (the "Instruction") not to transfer, or to register the transfer of, any shares of Class A Common Stock held by any Sellers or any person subject to any Lock-up Agreement for the applicable period of days specified in Section 5(n) of this Agreement or the relevant Lock-up Agreement.

   (r) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

     6. Agreements of the Selling Stockholders.  Each Selling Stockholder
        --------------------------------------
severally agrees with you:

   (a) To pay or to cause to be paid all Federal and other taxes, if any, payable on the transfer or sale to the Underwriters of the Shares being sold by the Selling Stockholder; provided that, to the extent any New York State stock transfer tax is payable in connection with such transfer or sale, DLJ agrees to pay such tax and the Selling Stockholder agrees to reimburse DLJ for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.

   (b) To deliver to the Attorney-in-Fact (as hereinafter defined) such documentation as the Attorney-in-Fact, the Company or the Underwriters or any of their respective counsel may reasonably request to effectuate any of the provisions of this Agreement, the Custody Agreement (as hereinafter defined) or the Power of Attorney, all of the foregoing in form and substance reasonably satisfactory to the Attorney-in-Fact.

   (c) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, to deliver to the Underwriters prior to or on the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or Form W-8 if such Selling Stockholder is not a U.S. citizen).

   (d) That the Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters under this Agreement, and that the arrangement made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorney-in-Fact by the Power of Attorney, are to that extent irrevocable; except as expressly provided to the contrary in this Agreement or the Power of Attorney, the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, by the merger, consolidation, reorganization, liquidation, dissolution, bankruptcy, insolvency, death, incapacity or similar event with respect to such Selling Stockholder or any proceeding in connection therewith, or by the occurrence of any other event; and if such Selling Stockholder should be merged, consolidated, reorganized, liquidated, dissolved, become bankrupt or insolvent, die, become incapacitated or if any other event should occur or proceeding be instituted in connection therewith, before the delivery of such Selling Stockholder's Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorney-in-Fact pursuant to the Power of Attorney shall be valid as if such merger, consolidation, reorganization, liquidation, dissolution, bankruptcy, insolvency, death, incapacity or other event had not occurred, or such proceeding had not been instituted, regardless of whether the Custodian (as hereinafter defined), the Attorney-in-Fact, or any of them, shall have received notice thereof.

   (e) To notify the Company and the Representatives if, at any time during the period described in Section 5(f) hereof, such Selling Stockholder becomes aware of any material change in the information contained in the Registration Statement, any preliminary prospectus or the Prospectus.

   (f) To take all reasonable actions in cooperation with the Company and the Underwriters to cause the Registration Statement and each post-effective amendment thereto to become effective at the earliest possible time; to do and perform all things to be done and performed under this Agreement by such Selling Stockholder prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

   (g) Upon execution and delivery of this Agreement by or on behalf of such Selling Stockholder by the Attorney-in-Fact, to be bound by and to perform each of the covenants and agreements of such Selling Stockholder provided for under this Agreement.

   (h) Not to register for sale, offer, sell, contract to sell or otherwise dispose of any Common Stock of the Company (or any securities convertible into or exercisable or exchangeable for such Common Stock) or grant any option or warrant to purchase such Common Stock (other than to the Underwriters pursuant to this Agreement) for a period of 180 days after the date of the Prospectus without the prior written consent of DLJ.

     7. Representations and Warranties of the Company.  The Company represents
        ---------------------------------------------
and warrants to each Underwriter that:

   (a) The Company either (i) has filed with the Commission prior to the effectiveness of the Registration Statement, a further amendment thereto, including therein a final prospectus, or (ii) will file with the Commission after the effectiveness of such Registration Statement, a final prospectus in accordance with Rules 430A and

424(b)(1) under the Act or (iii) will file with the Commission after the effectiveness of such Registration Statement, a post-effective amendment thereto in accordance with Rule 462 under the Act; the document so filed conforms, in content and form, to the last printer's proof thereof furnished to and approved by the Underwriters immediately prior to such filing; any required filing of the Prospectus, or any supplement thereto, pursuant to Rule 424(b) under the Act has been or will be made in the manner and within the time period required thereunder; any required filing of a post-effective amendment pursuant to Rule 462 under the Act has been or will be made in the manner and within the time period required thereunder; no stop order suspending or preventing the use of the Registration Statement or the Prospectus, or any amendment or supplement thereto, has been issued and no proceedings for such purpose are, to the knowledge of the Company, pending before or contemplated by the Commission.

   (b) (i) The Registration Statement, in the form in which it became or becomes effective, did not or will not contain and the Registration Statement, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

   (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (d) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and required authority to carry on its business as it is currently being conducted and to own, lease and operate its properties.

   (e) The Company and each of its subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or prospects of the Company and its subsidiaries, taken as a whole (each, a "Material Adverse Effect").

   (f) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, except for (i) Brown & Sharpe Precizika (as to the 43.2% owned by Experimental Scientific Research Institute of Metal-Cutting Machines, Vilnius Branch, and the 4.0% owned by Euromedika, Inc.), (ii) Automation Software Incorporated (as to the 50% interest of Analysis & Technology, Inc.), (iii) Roch - Brown & Sharpe S.A. (as to 0.2% of its shares which are held by third parties) and (iv) Tesa France S.A. (as to director nominee shares), are owned by the Company or a subsidiary of the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as noted on Schedule III hereto; there are no outstanding rights, warrants or options to acquire, or securities convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Company's subsidiaries.

   (g) All of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

   (h) The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights that have not been waived on or prior to the date hereof.

   (i) The Company has authorized capital stock as set forth in the Prospectus under "Capitalization." The authorized capital stock of the Company, including the Class A Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

   (j) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws, (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound or (iii) except for violations that, individually or in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Underwriters to consummate the Offering, in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company or any of its subsidiaries.

   (k) The execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, (ii) any of the terms, conditions or provisions of any document, agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or their respective properties are bound or (iii) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company, any of its subsidiaries or their respective properties. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except under the Act and the state or foreign securities or blue sky laws.

   (l) This Agreement has been duly authorized, executed and delivered by the Company and (assuming the due execution and delivery thereof by the Representatives) is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally; (ii) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity, and that such enforcement may be subject to the discretion of the court before which any proceedings therefor may be brought; and (iii) as rights to indemnity and contribution may be limited by state or federal laws relating to securities or by the policies underlying such laws.

   (m) Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject which is required to be described in the Registration Statement or Prospectus, and to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

   (n) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in a Material Adverse Effect.

   (o) (i) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus; (ii) the Company and each of its subsidiaries has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such permit; except, in the case of clauses (i) and (ii), where failure to have such permits, the failure to fulfill or perform such obligations or the revocation or termination of any such permits would not, individually or in the aggregate, result in a Material Adverse Effect; and except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

   (p) The Company has reviewed the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Affect.

   (q) The Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions to all property and assets described in the Registration Statement as being owned by it except for any such liens (i) set forth on Schedule III hereto, (ii) for taxes not yet due and payable or for taxes being contested in good faith and for which adequate reserves, in accordance with generally accepted accounting principles, have been taken and (iii) as would not, individually or in the aggregate, have a Material Adverse Effect. All leases to which the Company or any of its subsidiaries is a party are valid and binding, and no default has occurred or is continuing thereunder which might result in a Material Adverse Effect, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use thereof made by the Company or such subsidiary.

   (r) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

   (s) Except as set forth in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Class A Common Stock or any other security of the Company.

   (t) The Company owns all rights to or has the right to use the names "Brown
& Sharpe," "DEA," "Tesa," "Etalon," "Interapid," "Standard Gage," "Select Guage," "Mercer, "Roch," "Leitz and "Mauser" and the designs embodying those names used by the Company and/or its subsidiaries, and owns or has the right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses and rights, necessary for the present and planned future conduct of the Company's business without, in any such case, any known conflict with the rights of others, the result of which conflict is reasonably likely to result in a Material Adverse Effect, and to the best of the Company's knowledge, there is no infringement on such patents, trademarks, servicemarks, trade names, copyrights, licenses and right (including, without limitation the name "Brown & Sharpe," "DEA," "Tesa," "Etalon," "Interapid," "Standard Gage," "Select Guage," "Mercer, "Roch," "Leitz and "Mauser" and the designs embodying those names used by the Company and/or its subsidiaries) by others.

   (u) The Company and each of its subsidiaries maintains reasonably adequate insurance.

   (v) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Act. Coopers & Lybrand L.L.P. are independent public accountants with respect to the Company as required by the Act.

   (w) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

   (x) The pro forma financial information and the related notes thereto included in the Registration Statement (and any amendment or supplement thereto) have been prepared in accordance with the applicable requirements of the Act, include all adjustments necessary to present fairly the pro forma financial condition and results of operations at the respective dates and for the respective periods indicated and are based upon good faith estimates and assumptions believed by the Company to be reasonable.

   (y) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

   (z) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain assets accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

   (aa) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges stated as due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

   (ab) Except as set forth in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given therein and up to and including the Closing Date and each Option Closing Date, if any, (i) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material to the Company and its subsidiaries, taken as a whole, which have materially changed the financial position of the Company, (ii) none of the Company or any of its subsidiaries has entered into any transactions that are material to the Company and its subsidiaries, taken as a whole, outside of the ordinary course of business,
(iii) there has not been any material adverse change in the business, condition (financial or otherwise), results of operations, properties or prospects of the Company and its subsidiaries, taken as a whole (each, a "Material Adverse Change") and (iv) there has not been any change in the capital stock (except as permitted under Section 5(n)) or increase in long-term debt of the Company or any of its subsidiaries (other than as a result of revolving borrowings for working capital incurred in the ordinary course of business), or any issuance of options or warrants to purchase capital stock of the Company or any of its subsidiaries, or any payment of or declaration to pay any dividends or other distribution with respect to the capital stock of the Company, except (x) in the case of clauses (i) and (iv), any obligations incurred after the date hereof pursuant to the New Credit Facility (as defined in the Prospectus) and (y) in the case of clause (iv), for options granted, and Common Stock issued, pursuant to the EIP, Common Stock issued upon exercise of any option outstanding on the date hereof, shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock outstanding on the date hereof and shares of Class A Common Stock issued pursuant to the Diehl Contingent Stock Right.

   (ac) None of the Company or any of its subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares or (ii) since the date on which the Registration Statement was first filed, (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Class A Common Stock or any security of the same class and series as the Class A Common Stock (other than (i) Common Stock sold pursuant hereto, (ii) options granted, and Common Stock issued, pursuant to the EIP, (iii) shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock outstanding on the date hereof, (iv) shares of Class A Common Stock issued pursuant to the Diehl Contingent Stock Right and (v) Common Stock issued upon exercise of any option outstanding on the date hereof) or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

   (ad) The Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all of the Shares have been approved for trading on the NYSE.

   (ae) Set forth in Schedule IV hereto is a true and complete list of the Company's subsidiaries and their jurisdictions of organization. Mauser Prezisions Messmittel GmbH, DEA Leitz GmbH and P. Roch S.A.R.L. did not (i)(A) individually account for more than 5% of the Company's consolidated revenues, operating income or net income or, in the aggregate, account for more than 10% of the Company's consolidated revenues, operating income or net income for the six months ended June 30, 1995 or 1996 or fiscal 1995 or (ii)(A) individually account for more than 5% of the Company's consolidated assets or, in the aggregate, account for more than 10% of the Company's consolidated assets at June 30, 1995 or 1996 or December 31, 1995.

     8. Representations and Warranties of the Selling Stockholders.  Each
        ----------------------------------------------------------
Selling Stockholder severally represents and warrants to each Underwriter that:

   (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date and each Option Closing Date, if any, will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever (except the interests of the Underwriters hereunder).

   (b) Upon delivery of and payment for such Shares pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

   (c) Such Selling Stockholder has, and on the Closing Date and each Option Closing Date, if any, will have, full legal right, power and authority to enter into this Agreement, the Power of Attorney (as defined below) and a Custody Agreement (the "Custody Agreement") between the Selling Stockholders and the Company, as Custodian (the "Custodian") and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder and each of this Agreement, the Power of Attorney and the Custody Agreement is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

   (d) The power of attorney (the "Power of Attorney") signed by such Selling Stockholder appointing Charles A. Junkunc and James W. Hayes as its attorneys-in-fact (each an "Attorney-in-Fact") to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, and, pursuant to such power of attorney, such Selling Stockholder has authorized Charles A. Junkunc and James W. Hayes to execute and deliver on its behalf this Agreement, the Custody Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

   (e) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

   (f) The execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by or on behalf of such Selling Stockholder, compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the organizational documents of the Selling Stockholder, (ii) any of the terms, conditions or provisions of any document, agreement, indenture or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or its respective properties are bound, (iii) any applicable law or regulation or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Selling Stockholder or its respective properties. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution, delivery and performance by the Selling Stockholder this Agreement, the Power of Attorney and the Custody Agreement or the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby, except under the Act and the state securities or blue sky laws.

   (g) Such parts of the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relate to such Selling Stockholder do not, and will not on the Closing Date (and each Option Closing Date, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made, not misleading.

   (h) At any time during the period described in paragraph 5(f) hereof, if there is any change in the information referred to in paragraph 8(g) above, the Selling Stockholder will immediately notify you of such change.

   (i) Certificates in negotiable form for all Securities to be sold by such Selling Stockholder under this Agreement have been placed in custody with the Custodian for the purpose of effecting delivery under this Agreement.

   (j) Except as noted by such Selling Stockholder in writing to DLJ, the Selling Stockholder is not affiliated with or a person associated with a member of the NASD.

    9.  Indemnification.  (a) The Company and Finmeccanica, jointly and
        ---------------
severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section
15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company or on behalf of any Underwriter through you expressly for use therein;
provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or delivered by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment. In addition, the Company agrees to indemnify and hold harmless any Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against all costs of such Underwriter or controlling person (including reasonable fees and expenses of counsel) incurred in connection with the enforcement by the Underwriter or such controlling person of the indemnification provisions of Section 9(a) of this Agreement against the Company and Finmeccanica. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by such Selling Stockholder from the sale of such Selling Stockholder's Shares hereunder.

   (b) Diehl agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to Diehl furnished by Diehl or on behalf of the Diehl expressly for use therein. In addition, Diehl agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against all costs of such Underwriter or controlling person (including reasonable fees and expenses of counsel) incurred in connection with the enforcement by the Underwriter or such controlling person of the indemnification provisions of Section 9(b) of this Agreement against Diehl. Notwithstanding the foregoing, the aggregate liability of any Diehl pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by Diehl from the sale of such Diehl's Shares hereunder.

     (c) The Company agrees to indemnify and hold harmless each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Selling Stockholder furnished in writing to the Company or on behalf of any Selling Stockholder expressly for use therein. In addition, the Company agrees to indemnify and hold harmless any Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against all costs of such Selling Stockholder or controlling person (including reasonable fees and expenses of counsel) incurred in connection with the enforcement by the Selling Stockholder or such controlling person of the indemnification provisions of
Section 9(c) of this Agreement against the Company. Notwithstanding the foregoing, the aggregate liability of the Company pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by the Company from the sale of the Company's Shares hereunder.

   (d) The Selling Stockholders agree to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Company furnished by the Company or on behalf of the Company expressly for use therein. In addition, the Selling Stockholders agree to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against all costs of such Company or controlling person (including reasonable fees and expenses of counsel) incurred in connection with the enforcement by the Company or such controlling person of the indemnification provisions of Section 9(d) of this Agreement against the Selling Stockholders. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by such Selling Stockholder from the sale of such Selling Stockholder's Shares hereunder.

   (e) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company and/or the Selling Stockholders, such Underwriter shall promptly notify the Company and the Selling Stockholders in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Selling Stockholders, as the case may be, in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person and the Company shall be liable for the legal expenses of counsel to such Underwriter or such controlling person in connection with the defense of such action, provided that such counsel to such Underwriter or such controlling person shall use reasonable efforts to coordinate with counsel to the Company on overlapping issues, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by DLJ and that all such fees and expenses shall be reimbursed as they are incurred. A Seller shall not be liable for any settlement of any action subject to indemnification hereunder effected without the written consent of such Seller but if settled with the written consent of such Seller, such Seller agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party under this Agreement and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than twenty business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

   (f) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, controlling such Selling Stockholder within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement or the Prospectus (as amended or supplemented) or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company or the Selling Stockholders based on the Registration Statement or the Prospectus (as amended or supplemented) or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Sellers (except that if any Seller shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company and the Selling Stockholder and any person controlling such Selling Stockholder shall have the rights and duties given to the Underwriter, by Section 9(e) hereof.

   (g) If the indemnification provided for in this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only relative benefits referred to in clause (i) above but also the relative fault of the Sellers and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses but after deducting underwriting discounts and commissions) received by the Sellers and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(g) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9(g) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

   (h) Each Seller hereby designates _________________________ (a Delaware corporation) as its authorized agent, upon which process may be served in any action, suit or proceeding which may be served in any state or federal court in the State of New York by any Underwriter or person controlling an Underwriter asserting a claim for indemnification or contribution under or pursuant to this
Section 9. Each Seller will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Seller, at the address for notices specified in Section 12 hereof .

   10. Conditions of Underwriters' Obligations.  The several obligations of the
       ---------------------------------------
Underwriters to purchase the Firm Shares on the Closing Date and the Additional Shares on any Option Closing Date are subject to the satisfaction of each of the following conditions:

   (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date and each Option Closing Date, if any, with the same force and effect as if made on and as of the Closing Date or such Option Closing Date, as the case may be. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date and each Option Closing Date, if any.

   (b) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on the Closing Date and each Option Closing Date, if any, with the same force and effect as if made on and as of the Closing Date or such Option Closing Date, as the case may be, and the Underwriters shall have received a certificate to such effect, dated the Closing Date or such Option Closing Date, as the case may be, from or on behalf of each Selling Stockholder. The Selling Stockholders shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by each of them at or prior to the Closing Date or each Option Closing Date, as the case may be.

   (c)(i) The Registration Statement shall have become effective (or if a post-effective amendment thereto (including any such amendment required to be filed pursuant to Rule 430A or Rule 462 under the Act) has been filed, such post-effective amendment shall become effective) not later than ___________________________________________ or at such later date and time as the Underwriters may approve in writing, (ii) at or prior to the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission and every comment by or request for additional information on the part of the Commission or any securities commission or regulatory authority of the several states or any foreign jurisdiction shall have been responded to or complied with in all material respects and (iii) no stop order suspending the sale of the Shares in any jurisdiction designated by the Underwriters pursuant to Section 5(h) hereof shall have been issued and no proceeding for that purpose shall have been commenced and be pending before any securities regulators, and the Company shall not have received notice of the contemplation of any such issuance by any such securities regulator.

   (d)(i) Subsequent to the effective date of this Agreement, except as set forth in the Registration Statement and the Prospectus, (i) there shall not have been any Material Adverse Change, or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business of the Company, (ii) there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock (except as permitted under Section 5(n)) or in the long-term debt of the Company or any of its subsidiaries (other than as a result of borrowings (revolving or other) for working capital incurred in the ordinary course of business or as a result of entering into the New Facility after the effective date hereof), (iii) the Company and its subsidiaries shall not have incurred any liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole and which have materially changed the financial position of the Company and its subsidiaries, taken as a whole, other than as a result of entering into the New Facility after the effective date hereof and (iv) on the Closing Date and each Option Closing Date, if any, you shall have received a certificate dated the Closing Date or such Option Closing Date, signed by Mr. Frank T. Curtin and Mr. Charles A. Junkunc, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (c), and (d) of this Section 10.

   (e) You shall have received on the Closing Date and each Option Closing
Date, if any, an opinion (substantially in the form attached hereto as Annex
III), dated the Closing Date or such Option Closing Date, if any, of Ropes & Gray, counsel for the Company, with respect to the Company and its subsidiaries. The opinion of Ropes & Gray shall be rendered to you at the request of the Company and shall so state therein.

   (f) You shall have received on the Closing Date and each Option Closing Date, if any, an opinion (satisfactory to you and counsel for the Underwriters) dated the Closing Date and each Option Closing Date, if any, of James Hayes, Esq., counsel for the Company, to the effect that:

     (i) each subsidiary of the Company organized under the laws of any state of the United States (each, a "Domestic Subsidiary") has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own its properties, in each case as described in the Prospectus;

     (ii) each Domestic Subsidiary of the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

    (iii) none of the Company nor any of its Domestic Subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, none of the Company or any of its subsidiaries is in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound and that is material to the conduct of the business of the Company and its subsidiaries, taken as a whole;

     (iv) to the best of such counsel's knowledge, after due inquiry, the Company and its subsidiaries have all the right, title and interest to all trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, patents and patent applications (the "Intellectual Property") owned by them, and have the right to use, pursuant to valid licenses, agreements or common and proper public domain usage, all other Intellectual Property, necessary for the conduct and operation of the business of the Company and its subsidiaries as presently conducted, except where the failure to own or have the right to use such Intellectual Property would not have a Material Adverse Effect. There are no material claims or proceedings pending or, to the best knowledge of such counsel, threatened with respect to the Intellectual Property, and after due inquiry, such counsel has no reason to believe that use by the Company or any of its subsidiaries of any of the aforementioned Intellectual Property infringes or may infringe the rights of any other person;

     (v) except as set forth in the Prospectus, to the best of such counsel's knowledge, after due inquiry, neither the Company nor any of its subsidiaries has violated any Environmental Laws, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any Material Adverse Effect; and

     (vi) to the best of such counsel's knowledge, (A) the Company and each of its subsidiaries has such permits, licenses, franchises and authorizations or governmental or regulatory authorizations ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus; (B) after due inquiry, the Company and each of its subsidiaries has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time, would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such permit; except, in the case of clauses (A) and (B), where the failure to have such permits, the failure to fulfill or perform such obligations or the revocation or termination of any such permits would not, individually or in the aggregate, result in a Material Adverse Effect; subject in each case to such qualification as may be set forth in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

    (vii) all of the outstanding shares of capital stock of, or other ownership interests in, each of the Domestic Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature except (A) the 50% interest in Automation Software Incorporated owned by Analysis & Technology, Inc. and (B) security interests, claims, liens, encumbrances and adverse interests set forth on
          Schedule III hereto; to the best knowledge of such counsel, there are no outstanding rights, warrants or options to acquire, or securities convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Domestic Subsidiaries

   (viii) You shall have received on the Closing Date and each Option Closing Date, if any, an opinion (substantially in the form attached hereto as Annex IV) dated the Closing Date and each Option Closing Date, if any, of Robinson Solicitors, counsel for the Company with respect to Brown & Sharpe Group Limited, Brown & Sharpe Limited and Mercer - Brown & Sharpe Limited.

   (ix) You shall have received on the Closing Date and each Option Closing Date, if any, an opinion (substantially in the form attached hereto as Annex IV) dated the Closing Date and each Option Closing Date, if any, of Gide Loyrette Nouel, counsel for the Company with respect to Roch - Brown & Sharpe S.A., Tesa France S.A. and DEA - Brown & Sharpe S.A.

   (x) You shall have received on the Closing Date and each Option Closing
Date, if any, an opinion (substantially in the form attached hereto as Annex IV) dated the Closing Date and each Option Closing Date, if any, of Bruckhaus Westrick Stegemann, counsel for the Company with respect to Leitz - Brown & Sharpe Messtechnik GmbH.

   (xi) You shall have received on the Closing Date and each Option Closing Date, if any, an opinion (substantially in the form attached hereto as Annex IV) dated the Closing Date and each Option Closing Date, if any, of Niederer Kraft & Frey, counsel for the Company with respect to Tesa - Brown & Sharpe S.A.

  (xii) You shall have received on the Closing Date and each Option Closing Date, if any, an opinion (substantially in the form attached hereto as Annex IV) dated the Closing Date and each Option Closing Date, if any, of Brosio, Casati e Associati, counsel for the Company with respect to DEA - Brown & Sharpe S.p.A.

   (f) You shall have received on the Closing Date and each Option Closing Date, if any, an opinion (satisfactory to you and counsel for the Underwriters) dated the Closing Date and each Option Closing Date, if any, of Morgan, Lewis & Bockius LLP counsel for the Finmeccanica, to the effect that:

     (i) Finmeccanica has been duly organized, is validly existing as a corporation in good standing under the laws of ___________ and has the corporate power and authority required to carry on its business and to own, lease and operate its properties;

     (ii) the Power of Attorney has been duly authorized, executed and delivered by Finmeccanica; each of the Custody Agreement and this Agreement has been duly authorized, executed and delivered by the Attorney-in-Fact, and each of the Power of Attorney and the Custody Agreement constitutes a valid and binding agreement of Finmeccanica, enforceable in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally; (ii) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity, and that such enforcement may be subject to the discretion of the court before which any proceedings therefor may be brought; and
          (iii) as rights to indemnity and contribution may be limited by state or federal laws relating to securities or by the policies underlying such laws;

    (iii) the execution, delivery and performance of each of the Power of Attorney, the Custody Agreement and this Agreement by Finmeccanica, compliance by Finmeccanica with all the provisions of the Power of Attorney, the Custody Agreement and this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the [certificate of incorporation or by-laws] of Finmeccanica as in effect on the date of such opinion, (ii) any of the terms, conditions or provisions of any document, agreement, indenture or other instrument to which Finmeccanica is a party or by which Finmeccanica or its respective properties are bound, (iii) any [Italian] law or regulation (other than United States securities laws and other than state securities or blue sky laws, as to which such counsel need express no opinion) or
          (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on Finmeccanica or its respective properties of which such counsel is aware. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution, delivery and performance by the or on behalf of Finmeccanica of the Power of Attorney, the Custody Agreement or this Agreement or the consummation by Finmeccanica of the transactions contemplated hereby, except under United States securities laws and other state securities or blue sky laws, as to which such counsel need express no opinion;

     (iv) immediately prior to the Closing Date, Finmeccanica (i) was the record owner of the Shares to be sold on the Closing Date by Finmeccanica under this Agreement, free and clear, to such counsel's knowledge, of all liens, encumbrances, equities or claims and (ii) had all requisite right, power and authority to sell, assign, transfer and deliver the Shares to be sold by Finmeccanica on the Closing Date; and

     (v) upon delivery of the Shares to be sold by Finmeccanica to the Underwriters, and payment therefor by the Underwriters in accordance with this Agreement on the Closing Date, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will be transferred to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim (as such term is used in Section 8-302 of the Uniform Commercial Code in effect in the State of New York).

     (g) You shall have received on the Closing Date and each Option Closing Date, if any, an opinion (substantially in the form attached hereto as Annex V) dated the Closing Date of Walter, Conston, Alexander & Green P.C., counsel for Diehl.

     (h) You shall have received on the Closing Date and each Option Closing Date, if any, an opinion, dated the Closing Date and each Option Closing Date, if any, of Latham & Watkins, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

     (i) You shall have received a letter concurrently with the execution of this Agreement and on and as of the Closing Date and each Option Closing Date, if any, in form and substance reasonably satisfactory to you, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

    (j) You shall have received a letter concurrently with the execution of this Agreement and on and as of the Closing Date and each Option Closing Date, if any, in form and substance reasonably satisfactory to you, from Coopers & Lybrand L.L.P., independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

   (k) Latham & Watkins shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 10 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

   (l) Each of the persons set forth in Annex II shall have delivered to you a Lock-Up Agreement.

   (m) The Underwriters shall have received from each Selling Stockholder on the Closing Date an executed Form W-9 (or Form W-8 if such Selling Stockholder is not a U.S. citizen).

   (n) The Company shall have delivered the Instruction to the Transfer Agent.

   (o) Finmeccanica, as a party to the Shareholder's Agreement, dated as of September 28, 1994, between the Company and Finmeccanica (the "Shareholder's Agreement") shall have executed and delivered a waiver, satisfactory in form and substance to the Underwriters, of the applicability of the terms of the Shareholder's Agreement to the sale of shares in the Offering and acknowledging that, notwithstanding any provision of the Shareholder's Agreement to the contrary, all such Shares sold in the Offering will be owned by any purchaser thereof free and clear of any obligations or preemptive rights under the Shareholder's Agreement.

   (p) On the Closing Date, the Company shall have delivered evidence satisfactory to you and your counsel that the indebtedness of the Company to be repaid (as described under "Use of Proceeds" in the Prospectus) with a portion of the proceeds from the sale of Shares pursuant hereto has been repaid.

     All opinions, certificates, letters and other documents required by this
Section 10 to be delivered by the Company and the Selling Stockholders will be in compliance with the provisions hereof if and only if they are reasonably satisfactory in form and substance to the Underwriters. The Company and the Selling Stockholders will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters or their counsel shall reasonably request.

    11. Effective Date of Agreement and Termination.  This Agreement shall
        -------------------------------------------
become effective upon the later of (i) execution of this Agreement, (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission and (iii) if a post-effective amendment to the Registration Statement has been filed (including any post-effective amendment required to be filed pursuant to Rule 430A or Rule 462 under the Act), the effectiveness of such post-effective amendment. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company and the Selling Stockholders by notifying the Underwriters or by the Underwriters by notifying the Company and the Attorney-in-Fact.

     This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company and the Attorney-in-Fact if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change or development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or the Nasdaq National Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any of its subsidiaries, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the applicable Sellers for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company and the applicable Sellers. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     12. Miscellaneous.  Notices given pursuant to any provision of this
         -------------
Agreement shall be addressed as follows: (a) if to the Company, Brown & Sharpe Manufacturing Company, Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island 02852, (b) if to the Selling Stockholders, to Charles A. Junkunc or James W. Hayes, Attorney-in-Fact, Brown & Sharpe Manufacturing Company, Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island 02852 (c) if to the Attorney-in-Fact, to Charles A. Junkunc or James W. Hayes, Attorney-in-Fact, Brown & Sharpe Manufacturing Company, Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island 02852, and (d) if to any Underwriter or to you, to you care of Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Sellers, the officers or directors of the Company or any controlling person of the Sellers, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

     If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Sellers to comply with the terms hereof or to fulfill any of the conditions of this Agreement, the Sellers agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them in connection with the matters contemplated by this Agreement.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholder and the several Underwriters.

                                  Very truly yours,

                                  Brown & Sharpe Manufacturing Company


                                  By:___________________________
                                     Name:
                                     Title:


                                  By:___________________________
                                     Name:
                                     Title:

                                  Diehl GmbH & Co.


                                  By:___________________________
                                     Name:
                                     Title:

                                  ______________________________
                                  Mr. __________________, as Attorney-
                                  in-Fact

Donaldson, Lufkin & Jenrette
 Securities Corporation
CS First Boston Corporation

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto


By: Donaldson, Lufkin & Jenrette
    Securities Corporation



  By:__________________________
     Name:
     Title:

                                   SCHEDULE I
                                   ----------



                                                    Number of Firm Shares
Underwriter                                             to be Purchased
-----------                                         ---------------------

Donaldson, Lufkin & Jenrette
 Securities Corporation
CS First Boston Corporation

                                                    ---------------------

          Total                                           7,286,000

                                  SCHEDULE II
                                  -----------


Seller                                   Number of    Number of
--------------------------------------  -----------  ------------
                                        Firm Shares  total shares
                                        -----------  ------------


Brown & Sharpe Manufacturing Company      4,000,000     772,900
Finmeccanica S.p.A.                       3,130,000     320,000
Diehl GmbH & Co.                            156,000           0
                                          =========   =========
Total                                     7,286,000   1,092,000


                                    ANNEX I
                                    -------



                         Required Stockholder Lock-ups
                         -----------------------------

[Finmeccanica S.p.A.]

Frank T. Curtin
Charles A. Junkunc
Robert D. Batting
Antonio Aparicio
Edward J. LaGraize
C. John Cooke
Sergio Cappa
James W. Cooper
Karl Lenz
Alfred J. Corso

Enrico Albareto
Russell A. Boss
Vincenzo Cannatelli
Alberto de Benedictis
Howard K. Fuguet
John M. Nelson
Henry D. Sharpe, Jr.
Henry D. Sharpe, III
Paul R. Tregurtha

Peggy Sharpe
Douglas Sharpe
Sarah Sharpe

                                    ANNEX II
                                    --------



                           Form of Lock-up Agreement
                           -------------------------


                                         _______ __, 1996



Brown & Sharpe Manufacturing Company
 Precision Park
 200 Frenchtown Road
 North Kingstown, Rhode Island  02852

Donaldson, Lufkin & Jenrette
 Securities Corporation
CS First Boston Corporation
 As representatives of the
  several underwriters
 c/o Donaldson, Lufkin & Jenrette
    Securities Corporation
   277 Park Avenue
   New York, New York 10172

Dear Sirs:

  The undersigned understands that Donaldson, Lufkin & Jenrette Securities Corporation and CS First Boston Corporation, as Representatives (the "Representatives") of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement with Brown & Sharpe Manufacturing Company (the "Company") providing for the public offering by the Underwriters, including the Representatives, of Class A Common Stock, par value $1.00 per share (the "Common Stock") of the Company (the "Offering").

  In consideration of the Underwriters' agreement to purchase and undertake the Offering of the Company's Common Stock and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees not to, directly or indirectly, register for sale, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock which may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for such Common Stock or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of the Common Stock, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, for a period of 180 days after the commencement of the Offering.

  In addition, the undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock for which the undersigned is the record holder, cause the transfer agent for the Company to note stop-transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares of Common Stock to cause the transfer agent for Company to note stop-transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company.

  The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                              Very truly yours,


                              ------------------------



------------------------------
(Name - Please Type)
------------------------------
------------------------------
------------------------------
(Address)


-----------------------------------------------
(Social Security or Taxpayer Identification No.)

Number of shares owned or        Certificate numbers:
subject to warrants, options     ______________________________
or convertible securities:
------------------------------   ------------------------------

                                   ANNEX III
                                   ---------


                       Form of Opinion of Foreign Counsel
                       ----------------------------------


1. [Subsidiary] is a [corporation] duly [incorporated] and validly existing under the laws of __________________.

2. The authorized capital stock of [Subsidiary] consists of _____________________________, with a par value of ________, of which _______
   shares are registered on the books of the [Subsidiary] in the name of [Brown & Sharpe Manufacturing Company] and such registered shares are all the shares which are shown on the books of [Subsidiary] as being issued and outstanding at the date hereof. All such outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable.

3. Neither the [articles of incorporation] nor the [by-laws] or any resolutions contained in the minute book of [Subsidiary] nor the [body of corporate law] which governs [Subsidiary], grants any preemptive rights which affect [Subsidiary].

4. To the best of our knowledge, after due inquiry, there are no outstanding subscriptions, rights, warrants, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, unissued shares of the capital stock of [Subsidiary].

5. The issuance and sale of the 4,000,000 shares of Class A Common Stock, $1.00 par value per share, of Brown & Sharpe Manufacturing Company (the "Company") by the Company to the Underwriters (the "Sale") will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the [certificate of incorporation] or [by-laws] of [Subsidiary] as in effect on the date of such opinion, (ii) any law or regulation (other than securities laws and other than state securities or blue sky laws, as to which such counsel need express no opinion) or (iii) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on [Subsidiary] or its respective properties identified in writing to such counsel. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required to be taken by [Subsidiary] in connection with the Sale, except under securities laws and other than state securities or blue sky laws as to which such counsel need express no opinion.

                                       33